                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





The Board of Directors
Big 5 Sporting Goods Corporation:


We consent to the incorporation by reference in the registration statement (No. 333-104898) on Forms S-8 of Big 5 Sporting Goods Corporation of our report dated February 11, 2004, with respect to the consolidated balance sheets of Big 5 Sporting Goods Corporation and subsidiary as of December 28, 2003 and December 29, 2002, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 28, 2003 and the related financial statement schedule, which report appears in the December 28, 2003, annual report on Form 10-K/A of Big 5 Sporting Goods Corporation. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."


KPMG LLP


Los Angeles, California
October 22, 2004